SUB-ITEM 77Q1(a): copies of any material amendments to the registrant's charter or by-laws.


1)   CERTIFICATE OF AMENDMENT AND CORRECTION
     March 17, 2016

      The undersigned, being the duly elected and acting Trustees of Trust for Credit Unions (the "Trust"), a Massachusetts business trust, DO HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section
8.3 of the Third Amended and Restated Declaration of Trust dated November 25, 2014 (the "Declaration of Trust"), and by the affirmative vote of all of the Trustees at a meeting duly called and legally held on March 17, 2016 at which a quorum was present and acting throughout, the Declaration of Trust was amended and corrected as of the date of the Declaration of Trust as set forth below:

1. Exact name of entity: Trust For Credit Unions

2. Document to be corrected: Third Amended and Restated
Declaration of Trust for Credit Unions dated November 25, 2014

3. The above mentioned document was filed with the Secretary of the Commonwealth on December 17, 2014.

4. Please state the inaccuracy or defect in said document:
 Section 5.11 Series or Class Designation. The Shares of the Trust are currently divided into the following
Series: Money Market Portfolio; Ultra-Short Duration
Government Portfolio; and Short Duration Portfolio.
All Shares (formerly known as "Units") of each such Series issued and outstanding on the date hereof will be designated as Shares of the TCU Class.

5. Please state the corrected version of the document:

 Section 5.11 Series or Class Designation. The Shares of the Trust are currently divided into the following
Series: Money Market Portfolio; Ultra-Short Duration
Government Portfolio; and Short Duration Portfolio.
All Shares (formerly known as "Units") of the TCU
Class and the Investor Class of each such Series issued and outstanding on the date hereof will continue to be designated as Shares of the TCU Class or Investor Class, as applicable, of such Series.


IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 17th day of March, 2016.

/s/ Rudolf J. Hanley
Rudolf J. Hanley, as Trustee and not individually

/s/ Stanley C. Hollen
Stanley C. Hollen, as Trustee and not individually

/s/ Gary Oakland
Gary Oakland, as Trustee and not individually

/s/ Eugene  A. O'Rourke
Eugene A. O'Rourke, as Trustee and not individually

/s/ James F. Regan
James F. Regan, as Trustee and not individually

/s/ Julie A. Renderos
Julie A. Renderos, as Trustee and not individually

/s/ Wendell A. Sebastian
Wendell A. Sebastian, as Trustee and not individually

/s/ Michael D. Steinberger
Michael D. Steinberger, as Trustee and not individually

The address of the Trust and each Trustee is:
4400 Computer Drive
Westborough, Massachusetts 01581





2)    TRUST FOR CREDIT UNIONS

Certificate of Name Change

      The undersigned, being a duly elected and acting Trustee of Trust for Credit Unions (the "Trust"), a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 8.3 of the Third Amended and Restated Declaration of Trust dated November 25, 2014 (the "Declaration of Trust"), and by the affirmative vote of all of the Trustees at a meeting duly called and legally held on October 16, 2015 at which a quorum was present and acting throughout, the Declaration of Trust was amended as set forth below:

1. The name of the series heretofore established and designated the "Money Market Portfolio" was changed to the "Government Money Market Portfolio"; and

2. That said amendment to the Declaration of Trust was effective as of December 29, 2015.

      The Trustees further authorized and empowered that the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Trust be, and each of them thereby is, severally authorized and empowered, in the name of the Trust, to execute and deliver any and all documents, and take all such actions, as are appropriate or desirable for the implementation the foregoing name change.

      IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 16th day of March, 2016.

        TRUST FOR CREDIT UNIONS

        By:  /s/ Eugene O'Rourke
        Name:  Eugene O'Rourke
        Its:  Trustee